UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2009

TALON INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	21900 Burbank Blvd., Suite 270 Woodland Hills, California (Address of Principal Executive Offices)	91367 (Zip Code)

(818) 444-4100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Effective May 1, 2009, Larry Dyne has been appointed to the position of President of Talon International, Inc. Prior to the promotion, Mr. Dyne served as Executive Vice President of Sales. Mr. Dyne will continue to report directly to our Chief Executive Officer, Lonnie Schnell.

        Larry Dyne (age 37) has served as our Executive Vice President of Sales since February 2008. He has been an employee of our company since 1992, and was formerly vice president of product development and global sourcing, as well as vice president of trim sales. Through these positions, Mr. Dyne has established extensive and long-term relationships with the world’s top brands and clothing retailers. He was also formerly responsible for domestic production for all printing.

        There are no understandings or arrangements between Mr. Dyne and any other person pursuant to which Mr. Dyne was selected as an officer of the company. Larry Dyne is the brother of Mark Dyne and Colin Dyne, both members of our Board of Directors. Other than his employment agreement with us, Larry Dyne did not have any material interest, direct or indirect, in any material transaction to which we were a party since January 1, 2008, or which is presently proposed.

        On May 1, 2009, we issued a press release announcing Mr. Dyne’s promotion, a copy of which is filed with this report as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

The following exhibits are filed herewith:
Exhibit Number	Description
99.1	Press release issued May 1, 2009.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.
Date: May 1, 2009	By: /s/ Lonnie D. Schnell Lonnie D. Schnell, Chief Executive Officer

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